Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SITO Mobile, Ltd.

Jersey City, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213221) and Form S-8 (No. 333-163557, 333-175725 and 333-175728) of SITO Mobile, Ltd. of our report dated April 2, 2018, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

New York, New York

April 2, 2018